                                  EXHIBIT 3(ii)



PRESCRIBED BY                                CHARTER NO. ____________________
BOB TAFT, SECRETARY  OF STATE
30 EAST BROAD STREET, 14TH FLOOR             APPROVED _______________________
COLUMBUS, OHIO 43266-0418
FORM C-107 (JANUARY 1991)                    DATE ___________________________

                                             FEE_____________________________


                            CERTIFICATE OF AMENDMENT

                                 By Directors of


                             Multi-Color Corporation
- -------------------------------------------------------------------------------
                              (Name of Corporation)

    John C. Court, who is:
- -----------------
/ / Chairman of the Board  /X/  President / / Vice President (check one)

and

    John D. Littlehale, who is:
- ----------------------
/X/ Secretary               / /  Assistant Secretary (check one)

of the above named Ohio corporation for profit do hereby certify that:

/X/ a meeting of the Board of Directors called and held on the             day
of      May    , 1996,

/ / in a writing signed by all the Directors pursuant to Section 1701.54 of the Ohio Revised Code, the following resolution was adopted pursuant to Section 1701.70(B) ( ) (insert the proper paragraph number) of the Ohio Revised Code:



                               See Annex I hereto.


        IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have hereunto subscribed their names this
day     of       May   , 1996.









                             BY:
                                --------------------------------------
                                       John C. Court, President



                             BY:
                                --------------------------------------
                                       John D. Littlehale, Secretary

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

                                     ANNEX I


          I. Pursuant to authority expressly conferred upon the Board of Directors, the Board of Directors has duly authorized an issue of a series of Preferred Stock, the designation of which shall be "Series A Convertible Preferred Stock" (the "SERIES A PREFERRED STOCK"). The number of shares of Series A Preferred Stock shall be 52,500. The preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the Series A Preferred Stock are hereby fixed as follows:

         SECTION 1. DIVIDENDS

         1.1 The holders of shares of outstanding Series A Preferred Stock shall be entitled to receive fully cumulative dividends, when, and as declared by the Board of Directors of the Corporation out of funds legally available therefor and in preference to any dividends payable to holders of Common Stock of the Corporation or of any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series A Preferred Stock, at a rate per annum of $4.25, payable quarterly in arrears. The dividend rate is subject to adjustment based upon stock splits, stock dividends or combinations. Each quarterly dividend is payable for a quarterly dividend period. (Hereinafter referred to as a "QUARTERLY DIVIDEND PERIOD" or "QUARTERLY DIVIDEND PERIODS"), which Quarterly Dividend Periods shall commence on January 1, April 1, July 1 and October 1 of each year. Dividends for the Quarterly Dividend Period shall be payable quarterly on the last day of each March, June, September and December commencing on June 30, 1996 and shall be paid to holders of record on such respective dates which, with respect to the initial quarterly dividend payment date, shall not be earlier than the date on which shares of such series are first issued and, with respect to subsequent quarterly dividend payment dates, shall not exceed 50 days preceding such quarterly dividend payment dates, as may be determined by the Board of Directors in advance of the payment of the particular dividend. Dividends shall commence to accrue from the date of original issuance of the Series A Preferred Stock. The initial dividend shall be declared and paid only for that portion of the Quarterly Dividend Period for which the Series A Preferred Stock is actually outstanding.

         Holders of shares of outstanding Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as provided in the immediately preceding paragraph, on the Series A Preferred Stock.

         If at any time, the Corporation pays less than the total amount of dividends then accrued upon the Series A Preferred Stock and any other stock ranking on a parity as to dividends with the Series A Preferred Stock, dividends declared upon shares of Series A Preferred Stock and such other stock shall be declared pro rata so that in all cases the amount of dividends declared per share on the Series A Preferred Stock and such other stock shall bear to each other the same ratio that accumulated dividends per share on the shares of Series A Preferred Stock and such other stock bear to each other.

         In no event, so long as any Series A Preferred Stock shall remain outstanding, shall the Corporation declare, pay or set aside any dividend on, declare, make or set apart any other distribution of any kind (except distributions in Common Stock or any other class or series of capital stock ranking, as to dividends and liquidation rights, junior to the Series A Preferred Stock (the "JUNIOR STOCK")), in respect of, or purchase, redeem or otherwise acquire, the Common Stock or any Junior Stock, under any circumstances, unless, on the date of such declaration, in the case of a dividend, or on the date of such distribution, in the case of a distribution, full cumulative dividends on all outstanding shares of Series A Preferred Stock for all dividend payment periods terminating on or prior to the date of such declaration or distribution shall have been paid or declared and funds set aside for such payment and sufficient funds are set aside for the payment of the dividend for the current dividend payment period, or pro-rata portion thereof; provided, however, that nothing hereinabove shall prevent the Corporation from exercising any rights it may have to purchase Common Stock from any employee, consultant or director of the Corporation upon termination of their employment with the Corporation or otherwise.

         SECTION 2. LIQUIDATION PREFERENCE

         2.1 LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock shall be entitled, before any distribution or payment is made upon any share of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series A Preferred Stock (but after preferential distributions or payments required to be made on any other securities of the Corporation senior to the Series A Preferred Stock) to be paid $50 per share out of the assets of the Corporation available for distribution (subject to adjustment for stock splits, stock combinations, stock dividends, reclassifications and similar other events affecting the Series A Preferred Stock) plus any dividends on the Series A Preferred Stock provided for by Section 1 hereof that have been declared by the Board but are unpaid through the date of distribution to the holders of the outstanding shares of Series A Preferred Stock in connection with such liquidation, dissolution or winding up. If upon a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Preferred Stock (and all holders of other preferred stock of the Corporation ranking on parity with the Series A Preferred Stock in the event of a liquidation, dissolution or winding up of the Corporation) shall be insufficient to permit payments in full to the holders of Series A Preferred Stock of the Series A Liquidation Preference, then all assets of the Corporation available for distribution to stockholders after the Corporation has made preferential distributions or payments required to be made on any other securities of the Corporation senior to the Series A Preferred Stock shall be distributed ratably among the holders of Series A Preferred Stock and all holders of other preferred stock of the Corporation ranking on parity with the Series A Preferred Stock.

         2.2 OTHER DISTRIBUTIONS. Upon any liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series A Preferred Stock and any other series of Preferred Stock shall have been paid in full any preferred stock liquidation preferences that they are respectively entitled to, the remaining assets of the Corporation available for distribution shall be distributed to the holders of the Common Stock.

         2.3 NOTICE. Written notice of any liquidation, dissolution or winding up and any related distribution, stating the payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telecopy to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of Series A Preferred Stock, such notice to be addressed to each such holder as its address as shown on the records of the Corporation.

         SECTION 3. CONVERSION

         3.1 RIGHT TO CONVERT

         (a) Subject to Section 3.3, each share of Series A Preferred Stock shall be convertible, at any time before a liquidating payment is made to the holder of such Series A Preferred Stock pursuant to Section 2 hereof, at the option of the holder thereof, at the office of the Corporation or any transfer agent for such shares, into the number of fully paid and nonassessable shares of Common Stock provided for below.

         (b) Each share of Series A Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $50.00 per share by the Series A Conversion Price, determined as hereafter provided, in effect at the time of conversion. The initial Series A Conversion Price shall be $5.00 per share; provided, however, that such Conversion Price shall be subject to adjustment as set forth below.

         3.2 MECHANICS OF CONVERSION. Before any holder of shares of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificates for the shares of Series A Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, and shall give written notice by registered or certified mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. (A holder of Series A Preferred Stock may not effect a transfer of shares pursuant to conversion unless all applicable restrictions on transfer are complied with.) The Corporation shall, as soon as practicable, issue and deliver at such office to such holder of shares of Series A Preferred Stock, or to the nominee or nominee of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as provided above. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock being converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

         3.3 CONVERSION PRICE ADJUSTMENTS. The Series A Conversion Price shall be subject to adjustment from time to time as follows:

         (a) If the Corporation shall (A) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of its Common Stock any shares of capital stock of the Corporation, then in each such case the Series A Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Corporation which he would have owned or been entitled to receive immediately following such action had such share been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Subsection (a) shall become effective immedi ately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification.

         (b) If the Corporation shall, by dividend or otherwise, distribute to all holders of its outstanding Common

Stock, in respect of such Common Stock (and not to all holders of Series A Preferred Stock, in respect of such Series A Preferred Stock), shares of capital stock, other than Common Stock, evidences of its indebtedness or assets (including securities and cash, but excluding (i) any regular periodic cash dividends of the Corporation (provided that the Corporation is not then in default in paying holders of the Series A Preferred Stock their fully cumulative preferred dividend), (ii) dividends or distributions payable in stock for which adjustment is made pursuant to Subsection (a) of this Section 3.3 and (iii) distributions made as contemplated by Section 2.2 hereof), or rights or warrants to subscribe for or purchase securities of the Corporation, then in each such case the Series A Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Series A Conversion Price in effect immediately prior to the record date of such distribution by a fraction, the numerator of which shall be the Current Market Value per share of the Common Stock less the fair market value on such record date, as determined by the Board, whose determination shall be described in the notice of adjustment of Series A Conversion Price given as herein provided, of the portion of the capital stock or assets or the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and the denominator of which shall be such Current Market Value per share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. Such adjustment shall be made successively whenever such a record date is fixed; and in the event such distribution is not so made, the Conversion Price shall be adjusted back to the Conversion Price which would then be in effect if such record date had not been fixed.

         (c) If, as a result of an adjustment made pursuant to Subsection (a) of this Section 3.3, the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Series A Conversion Price of such other shares so receivable upon conversion of any shares of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

         (d) If at any time, the Corporation issues or sells, or is deemed to have issued or sold, or issues any rights, options or convertible securities permitting the acquisition of, any shares of its Common Stock for a consideration per share less than the conversion price in effect immediately prior to the time of such issue or sale (unless the provisions of Subsections
(a), (b), (c), (h), (i) or (j) shall be applicable, in which event this Subsection (d) shall not apply), the conversion price will be recalculated by dividing (i) the sum of (A) the product derived by multiplying the conversion price in effect immediately prior to such issue or sale times the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (B) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the number of shares of Common Stock outstanding immediately after such issue or sale.

         (e) If the Corporation shall issue or sell its shares of Common Stock, for the consideration per share which is below $5.00 per share (unless the provisions of subsections (a), (b), (c), (d), (h), (i) or (j) shall be applicable, in which event this subsection (e) shall not apply), the conversion price will be recalculated by dividing (i) the sum of (A) the product derived by multiplying $5.00 times the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (B) the consideration, if any, received by the Corporation upon such sale or issue, by (ii) the number of shares of Common Stock outstanding immediately after such issue or sale.

         (f) No adjustments shall be made pursuant to this Section 3.3 unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

         (g) As used herein, the term "CURRENT MARKET VALUE" shall be the last reported sales price or the latest closing bid and ask prices for the Common Stock on any national securities exchange or the Nasdaq National Market. If the Common Stock is not so listed or admitted to trading, the term "CURRENT MARKET VALUE" shall be the fair market value on a going concern basis, disregarding any control premiums and minority interest discounts, of one (1) share of Common Stock as determined by the Board after consideration of (i) published valuations of similar other companies in like industries, (ii) reports or valuations of one or more independent qualified appraisers or investment banking concerns as deemed appropriate and necessary by the Board, (iii) the purchase and sale prices of Common Stock that has been sold by holders thereof in arm's-length transactions with unaffiliated third parties, and (iv) such other information as deemed appropriate by the Board.

         (h) An equitable adjustment of the Series A Conversion Price shall be made in the event of any fundamental transaction involving the reclassification or modification of the Common Stock or extraordinary distributions with respect to the Common Stock, whether or not such transaction is specifically mentioned in the foregoing paragraphs.

         (i) In case of any consolidation or merger of the

Corporation into another corporation, or in the case of any merger of another corporation into the Corporation, other than a merger with a corporation in which merger the Corporation is the continuing corporation and which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, or in case of any lease or transfer to another corporation of all or substantially all of the assets of the Corporation, the holder of each share of the Series A Preferred Stock then outstanding shall have the right thereafter, subject to the terms and conditions of this Section 3.3(f), to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, lease or transfer by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted pursuant to this Section 3.3(f) immediately prior to such consolidation, merger, lease or transfer; and effective provision shall be made in the Certificate of Incorporation or charter of the resulting or surviving corporation or otherwise so that the provisions set forth in this Section 3.3(f) shall thereafter be applicable, as nearly as practicable, to any such other shares of stock and other securities and property deliverable upon conversion of the Series A Preferred Stock pursuant to this Section 3.3(f) remaining outstanding or other convertible preferred stock received by the holders in place thereof; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Series A Preferred Stock remaining outstanding, or other convertible preferred stock received by the holders in place thereof, may be entitled, and to make provisions for the protection of the conversion right as herein provided, and the provisions of this Amendment to the Articles of Incorporation shall remain outstanding after such reorganization. In case securities or property other than shares of Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all reference in this Section 3.3(f) shall be deemed to apply, so far as appropriate and as nearly as practicable, to such other securities or property. This provision of this
Section 3.3(f) shall similarly apply to successive reorganizations, consolidations, mergers, leases or transfers.

         (j) The Series A Conversion Price shall not be adjusted as a result of any grant, sale or issuance of any security pursuant to any existing or future employee benefit plan, including but not limited to any bonus, retirement, pension, profit sharing, savings, stock option, stock appreciation, stock purchase, incentive, deferred compensation or employment plan or agreement.


         3.4 FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

         (a) In lieu of issuing fractional shares upon a conversion of Series A Preferred Stock, the Corporation shall pay cash equal to the fraction multiplied by the then fair market value of a share of Common Stock, as determined by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

         (b) Upon the occurrence of each adjustment of the Series A Conversion Price pursuant to this Section, the Corporation, at its expense, shall promptly compute such adjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series A Preferred Stock a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.

     3.5 NOTICE OF RECORD DATE, ETC. If the Corporation authorizes payment or other distribution to stockholders of any dividend or other distribution, any right or subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of shares of Series A Preferred Stock as promptly as possible, and in each case where possible at least 20 days prior to the applicable date hereinafter specified, a notice specifying the date on which a record is to be taken for the purpose of such dividend, distribution or right or if a record is not to be taken, the date as of which the holders to be entitled to such dividend, distribution or right is to be determined, and the amount and character of such dividend, distribution, or right. In case (i) the Corporation shall take any other action which would require an adjustment in the Series A Conversion Price pursuant to Section 3.3; or (ii) there shall be any reorganization or reclassification of the Common Stock, other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock, or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all of the assets of the Corporation; or (iii) there shall be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation; then in each such case the Corporation shall give to the holders of shares of Series A Preferred Stock, as promptly as possible, and in each case where possible at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action or (ii) the date on which such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer or liquidation, dissolution or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer or liquidation, dissolution or winding up.

         3.6 RESERVATION OF COMMON STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         3.7 TRANSFER TAXES, ETC. The Corporation shall pay any and all documentary stamp, issue or transfer taxes, and any similar taxes payable in respect of the issue or delivery of shares of Common Stock upon conversions of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         3.8 NOTICES. Any notice required by the provisions of this Section to be given to the holders of shares of Series A Preferred Stock shall be deemed to be delivered when deposited in the United States mail, postage prepaid, registered or certified, and addressed to each holder of record at the address of such holder appearing on the stock transfer books of the Corporation.

         SECTION 4.VOTING RIGHTS

         The holders of the Series A Preferred Stock shall not be entitled to vote except as provided in this Section and as otherwise provided by law.

         a. If at any time the Corporation shall be in default in the payment of dividends on any of the outstanding Series A Preferred Stock in an amount of four full quarterly dividends, whether or not consecutive, the number of directors constituting the Board of Directors of the Corporation shall automatically without the necessity of undertaking any other corporate actions be increased by two, and the holders of the outstanding Series A Preferred Stock of the Corporation, voting as a separate class, shall be entitled to elect immediately two directors to fill such newly created directorships. The Corporation shall use its best efforts to immediately effectuate the intentions of this provision.

             4.1.1 When all arrearages in dividends with respect to the Series
          A Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly period shall have been paid, (i) the right of holders of the outstanding Preferred Stock to elect directors pursuant to paragraph 4.1 above shall cease, but subject to the same provisions for vesting of such voting rights in the case of any similar future arrearages in dividends; (ii) the term of the directors then in office elected by holders of the outstanding Preferred Stock as a class shall forthwith terminate; and (iii) the number of directors constituting the Board of Directors shall be reduced by two.

             4.1.2 If the Board of Directors of the Corporation shall be divided into two or more classes, the directors elected by the holders of the outstanding Preferred Stock shall be distributed among the several classes of directors as nearly equally as possible.

          4.2 In addition to the provisions regarding the election of directors set forth in Section 4.1 above, the holders of the Series A Preferred Stock shall have the right, voting separately as a class, to elect one member to the Corporation's Board of Directors so long as (i) at least 20,000 shares of the Series A Preferred Stock remain outstanding or (ii) holders of the Series A Preferred Stock hold at least 200,000 shares of Common Stock that have been issued upon conversion of the Series A Preferred Stock.

          4.3 Whenever the right to elect directors by this Section 4 shall vest, it may be exercised initially either at a special meeting of holders of the outstanding Preferred Stock or at any meeting of shareholders, but thereafter it shall be exercised only at annual shareholders' meetings. A special meeting for the exercise of such right shall be called by the Secretary of the Corporation within ten days after receipt of a written request therefor, signed by the holders of record of at least 10% of the then outstanding shares of Preferred stock; provided, however, no such special meeting shall be held during the 90-day period preceding the date fixed for the annual meeting of shareholders,

          4.4 Any director who shall have been elected by holders of the Preferred Stock as a class shall hold office for a term expiring (subject to the earlier termination of the default in dividends) at the next annual meeting of shareholders, and during such term may be removed by such holders for cause at any time, but may be removed without cause by such holders only by the affirmative votes of holders of record of a majority of the then outstanding shares of Series A Preferred Stock given at a special meeting of such Shareholders called for such purpose. Any vacancy created by such removal may also be filled at such special meeting. A meeting for the removal without cause of a director elected by holders of the outstanding Series A Preferred Stock as a class and the filling of the vacancy created thereby shall be called by the Secretary of the corporation within ten days after receipt of a written request therefor, signed by the holders of record of at least 25% of the then outstanding shares of Series A Preferred Stock. Such meeting shall be held at the earliest practicable date thereafter in accordance with the Corporation's Articles of Incorporation, Code of Regulations and applicable state law.

          4.5 Any vacancy caused by the removal for cause or by the death, disability or resignation of a director who shall have been elected by the holders of the outstanding Series A Preferred Stock as a class may be filled only by the holders of the outstanding Series A Preferred Stock at a meeting called for such purpose. Such meeting of the holders of the outstanding Series A Preferred Stock shall be called by the Secretary of the Corporation at the earliest practicable date after any such removal, death, disability or resignation and in any event within ten days after receipt of a written request therefor, signed by the holders of record of at least 10% of the then outstanding shares of Series A Preferred Stock.

          4.6 If any meeting of the holders of the outstanding Series A Preferred Stock required by this Section 4.6 to be called shall not have been called within ten days after receipt of a written request therefor by the Secretary of the Corporation as provided herein, or within fifteen days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, the holders of record of at least 10% of the then outstanding shares of Series A Preferred Stock may designate in writing one of their number to call such a meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders. Any holder of the outstanding Series A Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing meetings of shareholders to be called pursuant to these provisions.

          4.7 Any meeting of holders of the outstanding Series A Preferred Stock entitled to vote as a class for the election or removal of directors shall be held at the place for the holding of the annual meeting of shareholders of the Corporation. At such meeting, the presence in person or by proxy of holders of a majority of the votes of the then outstanding shares of Series A Preferred Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present. In lieu of a meeting of the holders of the Series A Preferred Stock, the holders of the outstanding Series A Preferred Stock may take action by a written consent of a majority of the outstanding Series A Preferred Stock, and such holders may waive all notice requirements hereunder.

          4.8 So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, in any manner, whether by amendment to its Articles of Incorporation or Code of Regulations, by merger (whether or not the Corporation is the surviving corporation in such merger), by consolidation, or otherwise, without the written consent or the affirmative vote at a meeting called for that purpose of the holders of at least two-thirds of the votes of the shares of Series A Preferred Stock then outstanding, voting separately as a class, (i) amend, alter or repeal any of the provisions of any resolution or resolutions establishing the Series A Preferred Stock so as to affect adversely the powers, preferences or special rights of such Series A Preferred Stock or
(ii) authorize the issuance of, or authorize any obligation or security convertible into or evidencing the right to purchase shares of, any additional class or series of stock ranking prior to the Series A Preferred Stock in the payment of dividends or the preferential distribution of assets.

          4.9 Nothing in this Section 4.9 shall be deemed to require any vote or consent of the holders of shares of Series A Preferred Stock in connection with the authorization or issuance of any security ranking on a parity with or junior to the Series A Preferred Stock as to dividends and/or distribution of assets.

         SECTION 5. REDEMPTION

          5.1 The Corporation may not redeem any shares of Series A Preferred Stock until two years from the first date any such shares are issued. Thereafter, the Series A Preferred Stock may be redeemed in whole or in part by the Corporation at its election expressed by resolution of the Board of Directors, upon not less than 30 days previous notice to the holders of record of the Series A Preferred Stock to be redeemed, given by mail, upon payment of the amount of any dividends accrued and unpaid thereon to the date fixed for redemption plus a redemption price set forth below:


May 3, 1998 to May 2, 1999......................................$ 58.00
May 3, 1999 to May 2, 2000....................................... 54.00
May 3, 2000 to May 2, 2001....................................... 53.33
May 3, 2001 to May 2, 2002....................................... 52.67
May 3, 2002 to May 2, 2003....................................... 52.00
May 3, 2003 to May 2, 2004....................................... 51.33
May 3, 2004 to May 2, 2005....................................... 50.67
May 3, 2005
  and thereafter                     ............................ 50.00

          5.2 Any notice of redemption mailed to a holder of Series A Preferred Stock at his address as the same shall appear on the books of the Corporation shall be conclusively presumed to have been given whether or not the holder receives the notice. Each such notice shall state the redemption date; the redemption price applicable to the shares to be redeemed; the place or places where such shares are to be surrendered; that dividends on shares to be redeemed will cease to accrue on the redemption date; and that shares to be redeemed may be converted at any time prior to the close of business on the business day next preceding the redemption date as hereinafter provided (such notice to state the Conversion Price, if any, at the time applicable). No immaterial defect in any such notice to any holder of Series A Preferred Stock shall affect the validity of the proceedings for the redemption of any other shares of such Series A Preferred Stock.

          5.3 From and after the redemption date (unless default shall be made by the corporation in paying the redemption price of the shares called for redemption, plus all accrued and unpaid dividends thereon), all dividends on the Series A Preferred Stock called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the corporation, except the right to receive the redemption price as hereinafter provided, shall cease and terminate. The respective holders of record of the Series A Preferred Stock to be redeemed shall be entitled on and after the redemption date to receive the redemption price at any time upon actual delivery to the Corporation of certificates for the number of shares to be redeemed, duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly endorsed in blank.

          5.4 Any shares of Series A Preferred Stock redeemed pursuant to the provisions of this Section 5 shall be retired and given the status of authorized and unissued Preferred Stock, undesignated as to series, subject to reissuance by the corporation as shares of Preferred Stock of one or more series, as may be determined from time to time by the Board of Directors, but such shares shall not be reissued as Series A Preferred Stock.

         SECTION 6. OTHER PROVISIONS

          6.1 DEFAULT. If at any time the Corporation shall have failed to make a required dividend payment, thereafter and until such dividend shall have been paid, (i) the Corporation shall not declare or pay any dividends on or make any distributions with respect to the Common Stock or shares of any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series A Preferred Stock; and (ii) neither the Corporation nor any subsidiary shall purchase any Common Stock or shares of any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series A Preferred Stock.

          6.2 AMENDMENTS. So long as any of the Series A Preferred Stock is outstanding, the Corporation will not:

     (a) amend, alter or repeal, directly or indirectly, whether by merger, consolidation or otherwise, any of the provisions applicable to the Series A Preferred Stock so as to change the dividend payable thereon, the amount payable thereon upon liquidation or any of the other provisions applicable thereto without the affirmative vote or consent of the holders of at least two-thirds thereof at the time outstanding, voting as a separate class, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose; or

     (b) create, directly or indirectly, whether by merger, consolidation or otherwise, any other class or classes of stock ranking prior to or on a parity with the Series A Preferred Stock as to dividends, or upon liquidation, or increase the authorized number of shares of any other class or classes of stock ranking prior to or on a parity with the Series A Preferred Stock without the affirmative vote or consent, in addition to all other votes or consents required hereby or by the laws of Ohio, of the holders of at least two-thirds of the Series A Preferred Stock at the time outstanding voting together as a single class separate from the holders of any other class, classes or series of stock of the Company, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose.

          6.3 PURCHASE RIGHTS. In the event the Corporation, after the date hereof, shall make a public or private sale of its Common Stock or securities exercisable or convertible into Common Stock ("CONVERTIBLE SECURITIES"), each holder of the outstanding shares of the Series A Preferred Stock shall have the right, but not the obligation, to purchase on the same terms and conditions as the other purchasers, an amount of like securities, which when added to the other Common Stock or Convertible Securities owned by the holder, equal that percentage to which the number of shares of Common Stock and Convertible Securities owned by the holder (excluding any securities other than the Series A Preferred Stock and Common Stock issued upon conversion of the Series A Preferred Stock) bears to 3,080,789. The rights granted herein to the holder shall not apply to the original issuance of the Corporation's Series B Convertible Preferred Stock, the conversion of the deferred compensation of John Court into Common Stock and to any grant, sale or issuance of securities pursuant to any existing or future employee benefit plan, including, but not limited, to any bonus, retirement, pension, profit sharing, savings, stock option, stock appreciation, stock purchase, incentive, deferred compensation or employment plan or agreement. Furthermore, the rights granted hereby may not be exercised by any holder of the Series A Preferred Stock who, in the reasonable judgment of the Corporation is an owner, partner, stockholder, proprietor, officer, director, manager, consultant or employee of any entity which engages in any business activity related to the Corporation's business.

         II. Pursuant to authority expressly conferred upon the Board of Directors, the Board of Directors has duly authorized an issue of a series of Preferred Stock, the designation of which shall be "Series B Convertible PREFERRED STOCK" (the "Series B Preferred Stock"). The number of shares of Series B Preferred Stock shall be 13,242. The preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the Series B Preferred Stock are hereby fixed as follows:

          SECTION 1. DIVIDENDS

          a. The holders of shares of outstanding Series B Preferred Stock shall be entitled to receive fully cumulative dividends, when, and as declared by the Board of Directors of the Corporation out of funds legally available therefor and in preference to any dividends payable to holders of Common Stock of the Corporation or of any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series B Preferred Stock (but after preferential payments have been made on the Company's Series A Convertible Preferred Stock), at a rate per annum of $4.25, payable quarterly in arrears. The dividend rate is subject to adjustment based upon stock splits, stock dividends or combinations. Each quarterly dividend is payable for a quarterly dividend period. (Hereinafter referred to as a "QUARTERLY DIVIDEND PERIOD" or "QUARTERLY DIVIDEND PERIODS"), which Quarterly Dividend Periods shall commence on January 1, April 1, July 1 and October 1 of each year. Dividends for the Quarterly Dividend Period shall be payable quarterly on the last day of each March, June, September and December commencing on June 30, 1996 and shall be paid to holders of record on such respective dates which, with respect to the initial quarterly dividend payment date, shall not be earlier than the date on which shares of such series are first issued and, with respect to subsequent quarterly dividend payment dates, shall not exceed 50 days preceding such quarterly dividend payment dates, as may be determined by the Board of Directors in advance of the payment of the particular dividend. Dividends shall commence to accrue from the date of original issuance of the Series B Preferred Stock. The initial dividend shall be declared and paid only for that portion of the Quarterly Dividend Period for which the Series B Preferred Stock is actually outstanding.

         Holders of shares of outstanding Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as provided in the immediately preceding paragraph, on the Series B Preferred Stock.

         If at any time, the Corporation pays less than the total amount of dividends then accrued upon the Series B Preferred Stock and any other stock ranking on a parity as to dividends with the Series B Preferred Stock, dividends declared upon shares of Series B Preferred Stock and such other stock shall be declared pro rata so that in all cases the amount of dividends declared per share on the Series B Preferred Stock and such other stock shall bear to each other the same ratio that accumulated dividends per share on the shares of Series B Preferred Stock and such other stock bear to each other.

         In no event, so long as any Series B Preferred Stock shall remain outstanding, shall the Corporation declare, pay or set aside any dividend on, declare, make or set apart any other distribution of any kind (except distributions in Common Stock or any other class or series of capital stock ranking, as to dividends and liquidation rights, junior to the Series B Preferred Stock (the "JUNIOR STOCK")), in respect of, or purchase, redeem or otherwise acquire, the Common Stock or any Junior Stock, under any circumstances, unless, on the date of such declaration, in the case of a dividend, or on the date of such distribution, in the case of a distribution, full cumulative dividends on all outstanding shares of Series B Preferred Stock for all dividend payment periods terminating on or prior to the date of such declaration or distribution shall have been paid or declared and funds set aside for such payment and sufficient funds are set aside for the payment of the dividend for the current dividend payment period, or pro-rata portion thereof; provided, however, that nothing hereinabove shall prevent the Corporation from exercising any rights it may have to purchase Common Stock from any employee, consultant or director of the Corporation upon termination of their employment with the Corporation or otherwise.

          SECTION 2. LIQUIDATION PREFERENCE

          2.1 LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Preferred Stock shall be entitled, before any distribution or payment is made upon any share of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series B Preferred Stock (but after preferential distributions or payments required to be made on the Company's Series A Convertible Preferred Stock and any other securities of the Corporation senior to the Series B Preferred Stock) to be paid $40.00 per share out of the assets of the Corporation available for distribution (subject to adjustment for stock splits, stock combinations, stock dividends, reclassifications and similar other events affecting the Series B Preferred Stock) plus any dividends on the Series B Preferred Stock provided for by Section 1 hereof that have been declared by the Board but are unpaid through the date of distribution to the holders of the outstanding shares of Series B Preferred Stock in connection with such liquidation, dissolution or winding up. If upon a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series B Preferred Stock (and all holders of other preferred stock of the Corporation ranking on parity with the Series B Preferred Stock in the event of a liquida-tion, dissolution or winding up of the Corporation) shall be insufficient to permit payments in full to the holders of Series B Preferred Stock of the Series B Liquidation Preference, then all assets of the Corporation available for distribution to stockholders after the Corporation has made preferential distributions or payments required to be made on any other securities of the Corporation senior to the Series B Preferred Stock shall be distributed ratably among the holders of Series B Preferred Stock and all holders of other preferred stock of the Corporation ranking on parity with the Series B Preferred Stock.

          2.2 OTHER DISTRIBUTIONS. Upon any liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series B Preferred Stock and any other series of Preferred Stock shall have been paid in full any preferred stock liquidation preferences that they are respectively entitled to, the remaining assets of the Corporation available for distribution shall be distributed to the holders of the Common Stock.

          2.3 NOTICE. Written notice of any liquidation, dissolution or winding up and any related distribution, stating the payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telecopy to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of Series B Preferred Stock, such notice to be addressed to each such holder as its address as shown on the records of the Corporation.

         SECTION 3. CONVERSION

         3.1 RIGHT TO CONVERT

             (a) Subject to Section 3.3, each share of Series B Preferred Stock shall be convertible, at any time before a liquidating payment is made to the holder of such Series B Preferred Stock pursuant to Section 2 hereof, at the option of the holder thereof, at the office of the Corporation or any transfer agent for such shares, into the number of fully paid and nonassessable shares of Common Stock provided for below.

             (b) Each share of Series B Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $50.00 per share by the Series B Conversion Price, determined as hereafter provided, in effect at the time of conversion. The initial Series B Conversion Price shall be $5.00 per share; provided, however, that such Conversion Price shall be subject to adjustment as set forth below.

     3.2 MECHANICS OF CONVERSION. Before any holder of shares of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificates for the shares of Series B Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, and shall give written notice by registered or certified mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. (A holder of Series B Preferred Stock may not effect a transfer of shares pursuant to conversion unless all applicable restrictions on transfer are complied with.) The Corporation shall, as soon as practicable, issue and deliver at such office to such holder of shares of Series B Preferred Stock, or to the nominee or nominee of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as provided above. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series B Preferred Stock being converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

     3.3 CONVERSION PRICE ADJUSTMENTS. The Series B Conversion Price shall be subject to adjustment from time to time as follows:

             (a) If the Corporation shall (A) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of its Common Stock any shares of capital stock of the Corporation, then in each such case the Series B Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Corporation which he would have owned or been entitled to receive immediately following such action had such share been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Subsection (a) shall become effective immedi ately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification.

             (b) If the Corporation shall, by dividend or otherwise, distribute to all holders of its outstanding Common

Stock, in respect of such Common Stock (and not to all holders of Series B Preferred Stock, in respect of such Series B Preferred Stock), shares of capital stock, other than Common Stock, evidences of its indebtedness or assets (including securities and cash, but excluding (i) any regular periodic cash dividends of the Corporation (provided that the Corporation is not then in default in paying holders of the Series B Preferred Stock their fully cumulative preferred dividend), (ii) dividends or distributions payable in stock for which adjustment is made pursuant to Subsection (a) of this Section 3.3 and (iii) distributions made as contemplated by Section 2.2 hereof), or rights or warrants to subscribe for or purchase securities of the Corporation, then in each such case the Series B Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Series B Conversion Price in effect immediately prior to the record date of such distribution by a fraction, the numerator of which shall be the Current Market Value per share of the Common Stock less the fair market value on such record date, as determined by the Board, whose determination shall be described in the notice of adjustment of Series B Conversion Price given as herein provided, of the portion of the capital stock or assets or the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and the denominator of which shall be such Current Market Value per share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. Such adjustment shall be made successively whenever such a record date is fixed; and in the event such distribution is not so made, the Conversion Price shall be adjusted back to the Conversion Price which would then be in effect if such record date had not been fixed.

             (c) If, as a result of an adjustment made pursuant to Subsection
(a) of this Section 3.3, the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Series B Conversion Price of such other shares so receivable upon conversion of any shares of Series B Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

             (d) If at any time, the Corporation issues or sells, or is deemed to have issued or sold, or issues any rights, options or convertible securities permitting the acquisition of, any shares of its Common Stock for a consideration per share less than the conversion price in effect immediately prior to the time of such issue or sale (unless the provisions of Subsections
(a), (b), (c), (h), (i) or (j) shall be applicable, in which event this Subsection (d) shall not apply), the conversion price will be recalculated by dividing (i) the sum of (A) the product derived by multiplying the conversion price in effect immediately prior to such issue or sale times the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (B) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the number of shares of Common Stock outstanding immediately after such issue or sale.

             (e) If the Corporation shall issue or sell its shares of Common Stock, for the consideration per share which is below $5.00 per share (unless the provisions of subsections (a), (b), (c), (d), (h), (i) or (j) shall be applicable, in which event this subsection (e) shall not apply), the conversion price will be recalculated by dividing (i) the sum of (A) the product derived by multiplying $5.00 times the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (B) the consideration, if any, received by the Corporation upon such sale or issue, by (ii) the number of shares of Common Stock outstanding immediately after such issue or sale.

             (f) No adjustments shall be made pursuant to this Section 3.3 unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock issuable upon the conversion of the Series B Preferred Stock; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

             (g) As used herein, the term "CURRENT MARKET VALUE" shall be the last reported sales price or the latest closing bid and ask prices for the Common Stock on any national securities exchange or the Nasdaq National Market. If the Common Stock is not so listed or admitted to trading, the term "CURRENT MARKET VALUE" shall be the fair market value on a going concern basis, disregarding any control premiums and minority interest discounts, of one (1) share of Common Stock as determined by the Board after consideration of (i) published valuations of similar other companies in like industries, (ii) reports or valuations of one or more independent qualified appraisers or investment banking concerns as deemed appropriate and necessary by the Board, (iii) the purchase and sale prices of Common Stock that has been sold by holders thereof in arm's-length transactions with unaffiliated third parties, and (iv) such other information as deemed appropriate by the Board.

             (h) An equitable adjustment of the Series B Conversion Price shall be made in the event of any fundamental transaction involving the reclassification or modification of the Common Stock or extraordinary distributions with respect to the Common Stock, whether or not such transaction is specifically mentioned in the foregoing paragraphs.

             (i) In case of any consolidation or merger of the

Corporation into another corporation, or in the case of any merger of another corporation into the Corporation, other than a merger with a corporation in which merger the Corporation is the continuing corporation and which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, or in case of any lease or transfer to another corporation of all or substantially all of the assets of the Corporation, the holder of each share of the Series B Preferred Stock then outstanding shall have the right thereafter, subject to the terms and conditions of this Section 3.3(f), to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, lease or transfer by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock might have been converted pursuant to this Section 3.3(f) immediately prior to such consolidation, merger, lease or transfer; and effective provision shall be made in the Certificate of Incorporation or charter of the resulting or surviving corporation or otherwise so that the provisions set forth in this Section 3.3(f) shall thereafter be applicable, as nearly as practicable, to any such other shares of stock and other securities and property deliverable upon conversion of the Series B Preferred Stock pursuant to this Section 3.3(f) remaining outstanding or other convertible preferred stock received by the holders in place thereof; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Series B Preferred Stock remaining outstanding, or other convertible preferred stock received by the holders in place thereof, may be entitled, and to make provisions for the protection of the conversion right as herein provided, and the provisions of this Amendment to the Articles of Incorporation shall remain outstanding after such reorganization. In case securities or property other than shares of Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all reference in this Section 3.3(f) shall be deemed to apply, so far as appropriate and as nearly as practicable, to such other securities or property. This provision of this
Section 3.3(f) shall similarly apply to successive reorganizations, consolidations, mergers, leases or transfers.

             (j) The Series B Conversion Price shall not be adjusted as a result of any grant, sale or issuance of any security pursuant to any existing or future employee benefit plan, including but not limited to any bonus, retirement, pension, profit sharing, savings, stock option, stock appreciation, stock purchase, incentive, deferred compensation or employment plan or agreement.

         3.4 FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

             (a) In lieu of issuing fractional shares upon a conversion of Series B Preferred Stock, the Corporation shall pay cash equal to the fraction multiplied by the then fair market value of a share of Common Stock, as determined by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

             (b) Upon the occurrence of each adjustment of the Series B Conversion Price pursuant to this Section, the Corporation, at its expense, shall promptly compute such adjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series B Preferred Stock a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.

     3.5 NOTICE OF RECORD DATE, ETC. If the Corporation authorizes payment or other distribution to stockholders of any dividend or other distribution, any right or subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of shares of Series B Preferred Stock as promptly as possible, and in each case where possible at least 20 days prior to the applicable date hereinafter specified, a notice specifying the date on which a record is to be taken for the purpose of such dividend, distribution or right or if a record is not to be taken, the date as of which the holders to be entitled to such dividend, distribution or right is to be determined, and the amount and character of such dividend, distribution, or right. In case (i) the Corporation shall take any other action which would require an adjustment in the Series B Conversion Price pursuant to Section 3.3; or (ii) there shall be any reorganization or reclassi fication of the Common Stock, other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock, or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all of the assets of the Corporation; or (iii) there shall be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation; then in each such case the Corporation shall give to the holders of shares of Series B Preferred Stock, as promptly as possible, and in each case where possible at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action or (ii) the date on which such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer or liquidation, dissolution or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer or liquidation, dissolution or winding up.

     3.6 RESERVATION OF COMMON STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     3.7 TRANSFER TAXES, ETC. The Corporation shall pay any and all documentary stamp, issue or transfer taxes, and any similar taxes payable in respect of the issue or delivery of shares of Common Stock upon conversions of shares of Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     3.8 NOTICES. Any notice required by the provisions of this Section to be given to the holders of shares of Series B Preferred Stock shall be deemed to be delivered when deposited in the United States mail, postage prepaid, registered or certified, and addressed to each holder of record at the address of such holder appearing on the stock transfer books of the Corporation.

         SECTION 4. VOTING RIGHTS

         The holders of the Series B Preferred Stock shall not be entitled to vote except as provided by law.

         SECTION 5. REDEMPTION

         5.1 The Corporation may not redeem any shares of Series B Preferred Stock until two years from the first date any such shares are issued. Thereafter, the Series B Preferred Stock may be redeemed in whole or in part by the Corporation at its election expressed by resolution of the Board of Directors, upon not less than 30 days previous notice to the holders of record of the Series B Preferred Stock to be redeemed, given by mail, upon payment of the amount of any dividends accrued and unpaid thereon to the date fixed for redemption plus a redemption price set forth below:

May 3, 1998 to May 2, 1999..........................$ 46.40
May 3, 1999 to May 2, 2000........................... 43.20
May 3, 2000 to May 2, 2001........................... 42.66
May 3, 2001 to May 2, 2002........................... 42.14
May 3, 2002 to May 2, 2003........................... 41.60
May 3, 2003 to May 2, 2004........................... 41.06
May 3, 2004 to May 2, 2005........................... 40.54
May 3, 2005
  and thereafter                     ................ 40.00

         5.2 Any notice of redemption mailed to a holder of Series B Preferred Stock at his address as the same shall appear on the books of the Corporation shall be conclusively presumed to have been given whether or not the holder receives the notice. Each such notice shall state the redemption date; the redemption price applicable to the shares to be redeemed; the place or places where such shares are to be surrendered; that dividends on shares to be redeemed will cease to accrue on the redemption date; and that shares to be redeemed may be converted at any time prior to the close of business on the business day next preceding the redemption date as hereinafter provided (such notice to state the Conversion Price, if any, at the time applicable). No immaterial defect in any such notice to any holder of Series B Preferred Stock shall affect the validity of the proceedings for the redemption of any other shares of such Series B Preferred Stock.

         5.3 From and after the redemption date (unless default shall be made by the corporation in paying the redemption price of the shares called for redemption, plus all accrued and unpaid dividends thereon), all dividends on the Series B Preferred Stock called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the corporation, except the right to receive the redemption price as hereinafter provided, shall cease and terminate. The respective holders of record of the Series B Preferred Stock to be redeemed shall be entitled on and after the redemption date to receive the redemption price at any time upon actual delivery to the Corporation of certificates for the number of shares to be redeemed, duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly endorsed in blank.

         5.4 Any shares of Series B Preferred Stock redeemed pursuant to the provisions of this Section 5 shall be retired and given the status of authorized and unissued Preferred Stock, undesignated as to series, subject to reissuance by the corporation as shares of Preferred Stock of one or more series, as may be determined from time to time by the Board of Directors, but such shares shall not be reissued as Series B Preferred Stock.

         SECTION 6. OTHER PROVISIONS

         6.1 DEFAULT. If at any time the Corporation shall have failed to make a required dividend payment, thereafter and until such dividend shall have been paid, (i) the Corporation shall not declare or pay any dividends on or make any distributions with respect to the Common Stock or shares of any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series B Preferred Stock; and (ii) neither the Corporation nor any subsidiary shall purchase any Common Stock or shares of any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series B Preferred Stock.

         6.2 AMENDMENTS. So long as any of the Series B Preferred Stock is outstanding, the Corporation will not:

             (a) amend, alter or repeal, directly or indirectly, whether by merger, consolidation or otherwise, any of the provisions applicable to the Series B Preferred Stock so as to change the dividend payable thereon, the amount payable thereon upon liquidation or any of the other provisions applicable thereto without the affirmative vote or consent of the holders of at least two-thirds thereof at the time outstanding, voting as a separate class, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose; or

             (b) create, directly or indirectly, whether by merger, consolidation or otherwise, any other class or classes of stock ranking prior to or on a parity with the Series B Preferred Stock as to dividends, or upon liquidation, or increase the authorized number of shares of any other class or classes of stock ranking prior to or on a parity with the Series B Preferred Stock without the affirmative vote or consent, in addition to all other votes or consents required hereby or by the laws of Ohio, of the holders of at least two-thirds of the Series B Preferred Stock at the time outstanding voting together as a single class separate from the holders of any other class, classes or series of stock of the Company, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose.